UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549
_______________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 23, 2013

MICREL,   INCORPORATED
(Exact name of Registrant as specified in its charter)

California	001-34020	94-2526744
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification No.)
incorporation or organization)

2180 Fortune Drive, San Jose, CA       95131
(Address of principal executive offices)   (Zip Code)

Registrant's telephone number, including area code: (408) 944-0800

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act  (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 23, 2013, Clyde R. Wallin, the Chief Financial Officer and Vice President of Finance and Human Resources of Micrel, Incorporated (the “Company”), resigned his employment with the Company effective November 15, 2013.
In connection with his resignation, Mr. Wallin entered into a transition and separation agreement with the Company.
Under the transition and separation agreement, Mr. Wallin will continue his current compensation arrangements and benefit plan eligibility with the Company through November 15, 2013, but the Company may transition him from his current responsibilities to an advisory role at any point prior to November 15, 2013 at its discretion in order to facilitate a smooth transition to his successor. Subject to Mr. Wallin's continued employment with the Company through November 15, 2013, or termination of his employment by the Company without cause prior to November 15, 2013, and his execution and of a general release of claims, he will receive accelerated vesting of his restricted stock units which would have vested on Dec 6, 2013 and his stock options which would have vested on January 12, 2014. Also, the Company may, at its option, extend Ray's employment for one to three months beyond November 15th if he is still available to provide such services.
The preceding discussion of the material terms of the transition and separation agreement is qualified in its entirety by reference to the entire text of the agreement, filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by this reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Transition and Separation Agreement by and between Clyde R. Wallin and Micrel, Incorporated dated August 23, 2013
99.1	Press release of Micrel, Incorporated dated August 23, 2013

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: August 23, 2013		MICREL, INCORPORATED

	By:	/s/Raymond D. Zinn
	Name:	Raymond D. Zinn
	Title:	President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Transition and Separation Agreement by and between Clyde R. Wallin and Micrel, Incorporated dated August 23, 2013
99.1	Press release of Micrel, Incorporated dated August 23, 2013

4